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                    FORM OF RIGHT OF FIRST REFUSAL AGREEMENT


                  This Right of First Refusal Agreement ("Agreement") is entered
into and is effective as of the         day of                   1998, by and
among Genesis Health Ventures, Inc. ("Genesis"), ElderTrust, a Maryland real estate investment trust (which expects to qualify as a real investment trust for federal income tax purposes) ("ElderTrust") and ElderTrust Operating Limited Partnership, a Delaware limited partnership ("ETOLP") (ElderTrust and ETOLP are sometimes collectively referred to in this Agreement as the "REIT").

                                   BACKGROUND:

                  A. The REIT has undertaken, or concurrently with the offering of shares in ElderTrust (the "Offering"), will undertake, a series of transactions involving the REIT, Genesis and certain properties, including certain assisted living facilities, one independent living facility and certain skilled nursing facilities owned or managed by Genesis or certain of its subsidiaries.

                  B. The REIT and Genesis have determined that is in their mutual best interest to grant to each other certain rights of first refusal with respect to the sale, financing, leasing or management of assisted living facilities, independent living facilities and skilled nursing facilities now owned or to be acquired by Genesis or the REIT.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, the following terms shall have the following meanings (applicable to both the singular and plural terms of the words defined):

                     1.1. "Affiliate" means: (i) any other Person (as defined below) directly or indirectly controlling, controlled by, or under common control with the Person to which such term applies; or (ii) as to any natural Person, such Person's spouse, child, grandchild, sibling, parent, aunt, uncle or cousin, as well as the spouse of any of the foregoing. In addition, (1) as to any corporation, real estate investment trust or business trust, any Person with any of the foregoing relationships to any Person in control of such corporation, real estate investment trust or business trust shall be deemed to be an Affiliate of such corporation, real estate investment trust or business trust, and (2) as to any partnership or limited liability company, any Person with any of the foregoing relationships to any Person in control of such partnership or limited liability company as a general partner or managing member or otherwise
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shall be deemed to be an Affiliate of such partnership or limited liability company. For purposes of this Agreement, "control" as applied to any Person means the possession either directly or indirectly, of the power to direct or cause the direction of the management, policies and decision-making of such Person whether through the ownership of voting interest, by contract or otherwise. "Control" also shall include, without limitation, the possession of direct or indirect equity or beneficial interest in more than fifty percent (50%) of the profits or voting control of any entity.

                     1.2. "Basic Business Terms" shall mean, at a minimum, the following terms: (i) the sales price and/or rent; (ii) the amount and terms of any assumable third party financing; (iii) the state of title to be transferred;
(iv) the date of closing; (v) the proration of closing costs and the allocation between buyer and seller of any brokerage commissions; (vi) the lease term (if applicable); (vii) the form of consideration; (viii) the security deposit required, if any; (ix) the interest rates, if applicable; and (x) all other material business terms and conditions, including, without limitation, any rights of first refusal, options or renewal rights.

                     1.3. "Covered Facility" means an assisted living, an independent living (i.e., (in each case) a residential facility providing limited medical and daily living assistance to its elderly residents) or a skilled nursing facility.

                     1.4. "Developer" means any Person who or which is, at any time during the Term of this Agreement, developing an assisted living facility or an independent living facility.

                     1.5. "Finance" shall mean to provide or the providing of funds to finance the construction, acquisition or refinancing of one or more Covered Facilities (whether individually or together with one or more other Covered Facilities), including, without limitation, any off-balance sheet financing of a skilled nursing facility as described in Section 3.3 hereof, and "Financing" and "Financed" shall have meanings correlative to the foregoing.

                     1.6. "Financing Notice" shall mean a written notice delivered to the REIT by Genesis stating that Genesis, a Genesis Affiliate or a Developer desires to obtain Financing for one or more assisted living facilities or independent living facilities, which notice sets forth (i) the location and, if applicable, the name of each facility, (ii) the proposed use of the Financing (e.g., construction, acquisition or refinancing) and (iii) the estimated amount of such Financing.

                     1.7. "Genesis Market" shall mean the counties in which Genesis or one of its Affiliates, or The Multicare Companies, Inc. or one of its Affiliates, now or during the term of this Agreement owns or operates assisted living, independent living or skilled nursing facilities and any counties contiguous to such counties, but shall not include counties in the states of

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Illinois or Wisconsin unless Genesis acquires additional Covered Facilities in such states after the date hereof.

                     1.8. "Lease Offer" shall mean a bona fide offer made to, or acceptance of an offer made by, the REIT by a Person who or which is not an Affiliate of Genesis to lease one or more Covered Facilities owned or to be acquired by the REIT (whether individually or together with one or more other Covered Facilities or any other properties or assets) which the REIT intends to accept.

                     1.9. "Lease Notice" means a written notice delivered to Genesis by the REIT stating that it has received or made a Lease Offer, which notice sets forth (i) the name of the proposed lessee and (ii) the Basic Business Terms of the proposed lease, and which is accompanied by a copy of the Lease Offer (if in writing) and a copy of the proposed lease, if available.

                     1.10. "Management Notice" shall mean a written notice delivered to Genesis by the REIT stating that an Owner of one or more Covered Facilities in the Genesis Market Financed by the REIT intends to enter into one or more management agreements with respect to such Covered Facilities and/or has received a Management Offer with respect to such Covered Facilities, which notice sets forth (i) the name of any proposed manager (if applicable) and (ii) the material terms of any proposed management agreement, and which is accompanied by a copy of any Management Offer (if in writing) and a copy of any proposed management agreement, if available.

                     1.11. "Management Offer" shall mean a bona fide offer made to, or by, an Owner by, or to, a Person who or which is not an Affiliate of such Owner proposing to manage one or more existing or proposed Covered Facilities in the Genesis Market which are Financed by the REIT (whether individually or together with one or more other Covered Facilities or any other properties or assets).

                     1.12. "Off-Balance Sheet Financing Notice" shall mean a written notice delivered to the REIT by Genesis stating that Genesis or a Genesis Affiliate desires to undertake a transaction involving off-balance sheet Financing of one or more skilled nursing facilities presently owned by Genesis or a Genesis Affiliate, which notice sets forth (i) the location and, if applicable, the name of each skilled nursing facility with respect to which Genesis or such Genesis Affiliate desires to obtain off-balance sheet Financing and (ii) the proposed financing structure to be used for such off-balance sheet Financing.

                     1.13. "Owner" shall mean the owner of one or more Covered Facilities in the Genesis Market Financed by the REIT.

                     1.14. "Person" shall mean a natural person or a corporation, real estate investment trust, business trust, partnership, trust, limited liability company or other entity.

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                     1.15. "Purchase Offer" shall mean a bona fide offer made
to, or acceptance of an offer made by, Genesis or a Genesis Affiliate by a Person who or which is not an Affiliate of Genesis proposing to purchase from Genesis or a Genesis Affiliate and lease back to Genesis or a Genesis Affiliate one or more Covered Facilities, which Genesis or a Genesis Affiliate intends to accept.

                     1.16. "Transfer" means the sale, ground lease for a term of not less than 29 years, transfer of control or conveyance by deed, assignment, quitclaim or otherwise, whereby a Person or its Affiliate transfers its interest in a Covered Facility, but shall not include (i) a transfer by a Person to an Affiliate of such Person or (ii) any change in control of Genesis, and "Transferring" and "Transferred" shall have meanings correlative to the foregoing.

                     1.17. "Transfer Notice" means a written notice delivered to the REIT by Genesis stating that Genesis or a Genesis Affiliate intends to Transfer one or more Covered Facilities and/or has received a Purchase Offer with respect to one or more Covered Facilities, which notice sets forth (i) the name and identity of the proposed Transferee and (ii) the Basic Business Terms of the Purchase Offer, together with a copy of the Purchase Offer (if in writing) and any written notice of the Purchase Offer.

                     1.18. "Transferee" means any Person who or which has made a Purchase Offer to Genesis or a Genesis Affiliate.

                  2. Term. The term of this Agreement ("Term") shall commence as of the date first above written and shall continue for three years. Thereafter, this Agreement shall automatically renew for successive one-year renewal Terms unless Genesis or the REIT shall have given notice to the other, not less than six months prior to the end of the initial Term or any such renewal Term, that it has elected to terminate this Agreement as of the end of the then current Term.

                  3. First Refusal and Other Rights of the REIT. Genesis hereby grants to the REIT the following rights:

                     3.1. If, during the Term, Genesis or a Genesis Affiliate desires to Transfer one or more Covered Facilities owned by Genesis or a Genesis Affiliate in a transaction or transactions where Genesis or a Genesis Affiliate will lease back the Transferred Covered Facilities from the Transferee, Genesis shall first offer to the REIT (or at the election of the REIT, to an Affiliate of the REIT) the opportunity to purchase and lease back to Genesis or a Genesis Affiliate designated by Genesis the subject Covered Facilities on the same terms and conditions as contained in any Purchase Offer by giving a Transfer Notice to the REIT. Upon the written request of the REIT, Genesis shall deliver to the REIT copies of all material contracts affecting the subject Covered Facility which will survive any Transfer. The REIT shall have twenty (20) days after the receipt of the Transfer Notice to deliver to Genesis a written acceptance of the

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Purchase Offer on the terms and conditions set forth in the Transfer Notice. The parties shall enter into a definitive acquisition agreement within fifteen (15) business days after the acceptance of a Purchase Offer by the REIT. Notwithstanding anything set forth in this Section 3.1, the right of first refusal set forth herein shall not apply to any proposed Transfer and lease of a Covered Facility by Genesis or a Genesis Affiliate involving a commercial bank or an Affiliate of a commercial bank or any similar financial institution.


                     3.2. If, during the Term, a Developer desires to enter into a real estate secured-Financing to Finance one or more assisted living facilities or independent living facilities to be operated by Genesis or a Genesis Affiliate, Genesis or its Affiliates shall use its reasonable business efforts to cause the Developer to provide a Financing Notice to the REIT and to grant to the REIT (or at the election of the REIT, to an Affiliate of the REIT) the opportunity to make a proposal to the Developer to Finance one or more of the subject assisted living facilities or independent living facilities. The Developer shall not be obligated to accept any such Financing proposal of the REIT, even if the terms and conditions of such Financing proposal are more favorable than the terms and conditions of other Financing proposals received by the Developer with respect to the Financing of the subject assisted living facilities or independent living facilities.


                     3.3. If, during the Term, Genesis or a Genesis Affiliate determines to Finance one or more skilled nursing facilities presently owned by Genesis or a Genesis Affiliate in a transaction where the liability resulting from such Financing would not be reflected on the balance sheet of Genesis, (i.e., an off-balance sheet Financing), Genesis or the Genesis Affiliate, as the case may be, shall provide an Off-Balance Sheet Financing Notice to the REIT and grant to the REIT (or at the election of the REIT, to an Affiliate of the REIT) the opportunity to make a proposal to Genesis or to such Genesis Affiliate to provide off-balance sheet Financing with respect to such skilled nursing facilities. Neither Genesis nor any Genesis Affiliate shall be obligated to accept any such off-balance sheet Financing proposal of the REIT, even if the terms and conditions of such off-balance sheet Financing proposal are more favorable than the terms and conditions of other off-balance sheet Financing proposals received by Genesis or any Genesis Affiliate.

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                  4. First Refusal and Other Rights of Genesis. The REIT hereby grants to Genesis the following rights of first refusal:

                     4.1. If, during the Term, the REIT (or an Affiliate of the REIT) acquires a Covered Facility located in the Genesis Market from a third party, and desires to lease such Covered Facility (or if, due to the termination of any lease with respect to a Covered Facility between the REIT and any Person who or which is not an Affiliate of Genesis by reason of expiration, termination, default or otherwise, the REIT intends to enter into a new lease with respect to such Covered Facility) (whether, in any such case, such Covered Facility is to be leased individually or together with one or more other properties or assets, provided that at least thirty-three percent (33%) of such properties are located in the Genesis Market), the REIT shall first offer to Genesis (or at Genesis' election an Affiliate of Genesis) the opportunity to lease the Covered Facilities from the REIT on the same terms and conditions as contained in any Lease Offer by giving a Lease Notice to Genesis. Genesis shall have twenty (20) days after the receipt of the Lease Notice to deliver to the REIT a written acceptance of the Lease Offer, which written acceptance shall set forth the agreement of Genesis to all of the terms and conditions set forth in the Lease Notice. The parties shall enter into a definitive lease agreement within fifteen (15) business days after the acceptance of the Lease Offer by Genesis. The foregoing right of first refusal shall not apply if the proposed lessee of the Covered Facilities is the Person who or which developed the Covered Facility or Transferred the Covered Facility to the REIT or an Affiliate of such Person.

                     4.2. If, during the Term, the REIT Finances one or more Covered Facilities located in the Genesis Market and a manager is to be engaged by the Owner (or if there is a default under an existing management agreement relating to one or more Covered Facilities and a new manager is to be engaged by the Owner) (whether, in any such case, any such Covered Facility is to be managed individually or together with one or more other Covered Facilities or any other properties or assets), the REIT shall deliver a Management Notice to Genesis. The REIT shall use reasonable business efforts to cause the Owner to enter into a management agreement with Genesis or a Genesis Affiliate, or, if applicable, to permit Genesis to manage the Covered Facility upon the same terms and conditions as set forth in any Management Offer. Genesis shall have twenty
(20) days after receipt of a Management Notice to deliver to the REIT and the Owner a written management proposal, or, if applicable, an acceptance of the Management Offer, which acceptance shall set forth the agreement of Genesis to all of the terms of the Management Notice. The foregoing obligation shall not apply if the proposed manager of the Covered Facility is an Affiliate of the Owner or an Affiliate of the developer of the Covered Facility.

                  5. Failure to Exercise Right of First Refusal. If a party hereto does not elect to exercise a right of first refusal granted under this Agreement on the terms and conditions set forth herein, then, during the six-month period ("Six-Month Unrestricted Period") following the expiration of

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the right of first refusal, Genesis or the REIT, as applicable, may Transfer,
Finance or lease the subject Covered Facility, free and clear of the terms and conditions contained in the most recently delivered Transfer Notice, Lease Notice or Management Notice, as the case may be. If, upon the expiration of the Six-Month Unrestricted Period, Genesis or the REIT, as applicable, has not consummated a Transfer or leasing of, or a management agreement with respect to, the subject Covered Facility, then such other party may not Transfer or lease, or enter into a management agreement with respect to a subject Covered Facility without giving a new Transfer Notice, Lease Notice or Management Notice, as the case may be, in accordance with the terms and conditions of this Agreement.

                  6. Miscellaneous.

                     6.1. Complete Agreement; Construction. This Agreement, and the other agreements and documents referred to herein, shall constitute the entire agreement between the parties with respect to the subject matter thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                     6.2. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction of the Commonwealth of Pennsylvania without regard to the principles of conflicts of laws thereof.

                     6.3. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be deemed to be duly given upon actual receipt, and shall be delivered (i) in person, (ii) by registered or certified mail, postage prepaid, (iii) by nationally recognized overnight delivery service or (iv) by facsimile or other generally accepted means of electronic transmission, provided that a copy of any notice delivered pursuant to this clause (iv) shall also be sent contemporaneously pursuant to clause
(ii), addressed as follows (or to such other address(es) as may be specified by like notice to the other parties):

        To Genesis and any of its Affiliates:   Genesis Health Ventures, Inc.
                                                148 W. State Street
                                                Kennett Square, PA 19348
                                                Attn.:  Chief Executive Officer
                                                Attn.:  Law Department

        To the REIT:                            ElderTrust
                                                415 McFarlan Road
                                                Suite 202
                                                Kennett Square, PA 19348
                                                Attn.:  President

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                     6.4. Amendments. No amendment, modification or supplement
to this Agreement shall be binding on any party hereto unless it is in writing and signed by the parties in interest.

                     6.5. Successors and Assigns. Neither this Agreement nor any rights or obligations hereunder shall be assignable by a party to this Agreement without the prior, express written consent of the other parties. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

                     6.6. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties to this Agreement and shall not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claims or action or other right in excess of those existing without reference to this Agreement.

                     6.7. Titles and Headings. Titles and headings to paragraphs and sections in this Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement.

                     6.8. Maximum Legal Enforceability; Time of Essence. The provisions hereof shall be considered severable such that if any provision or part hereof is ever held to be invalid, void or illegal under any law or ruling, all remaining provisions hereof shall remain in full force and effect to the maximum extent permitted by law. Any non-material provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating or rendering unenforceable any of the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without prejudice to any rights or remedies otherwise available to any party to this Agreement, each party hereto acknowledges that damages would not be an adequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable. Time shall be of the essence as to each and every provision of this Agreement.

                     6.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which shall be one and the same agreement.

                     6.10. Further Assurances. The parties to this Agreement will execute and deliver or cause the execution and delivery of such further instruments and documents, and will take such other actions, as any other party to the Agreement may reasonably request in order to effectuate the purpose of this Agreement and to carry out the terms hereof.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the day and year first written above.

GENESIS HEALTH VENTURES, INC.               ELDERTRUST



By:                                         By:
   ---------------------------                 -------------------------------


ELDERTRUST OPERATING LIMITED PARTNERSHIP

By its General Partner, ElderTrust


By:
   -----------------------------------


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